EXHIBIT 8.1

[Letterhead of Morrison & Foerster LLP]

May 21, 2007

TRANSMONTAIGNE PARTNERS L.P.

1670 Broadway, Suite 3100

Denver, Colorado 80202

RE: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to TransMontaigne Partners L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the proposed offering and sale of up to 5,520,000 common units representing limited partner interests in the Partnership (the “Common Units”) pursuant to that certain Underwriting Agreement dated May 17, 2007 by and among the Partnership, TransMontaigne GP L.L.C., the general partner of the Partnership (the “General Partner”) and Morgan Stanley & Co. Incorporated and UBS Securities LLC, on behalf of themselves and the several underwriters named therein.

We have also acted as counsel for the Partnership with respect to certain legal matters in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3, as amended (Registration Statement No. 333-142108), its Prospectus dated May 10, 2007 and its Prospectus Supplement dated May 17, 2007 (the Registration Statement, Prospectus and Prospectus Supplement are collectively referred to as the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Common Units.

In connection therewith, we prepared the discussions (the “Discussions”) set forth under the caption “Material Tax Consequences” in the Prospectus Supplement and the caption “Material Tax Consequences” in the Prospectus.

In our capacity as counsel to the Partnership and for purposes of rendering this opinion, we have examined and relied upon the following, with your consent: (i) the certificate dated the date hereof (the “Certificate”), delivered to Morrison & Foerster LLP by the Partnership which provides certain representations relevant to this opinion, (ii) the Registration Statement, and (iii) such other documents as we have considered relevant to our analysis. In our examination of such documents, we have assumed (a) the authenticity of original documents, (b) the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories, and (c) any representation of fact in the Certificate that is made “to the knowledge” or similarly qualified is correct without such qualification. We have also assumed that all parties to such documents have acted, and will act, in accordance with the terms of such documents. We have not undertaken any independent inquiry into or verification of these facts either in the course of our representation of the Partnership or for the purpose of rendering this opinion. While we have reviewed all representations made to us to determine their reasonableness, we have no assurance that they are or will ultimately prove to be accurate.

Our opinion herein is based on existing law as contained in the Internal Revenue Code of 1986, as amended (the “Code”), final and temporary Treasury Regulations promulgated thereunder, administrative pronouncements of the Internal Revenue Service (the “IRS”) and court decisions as of the date hereof. The provisions of the Code and the Treasury Regulations, IRS administrative pronouncements and case law upon which this opinion is based could be changed at any time, perhaps with retroactive effect. In addition, our opinion is not binding on the IRS or the courts. Hence, there can be no assurance that the IRS will not challenge, or that the courts will agree with, our conclusions.

Based upon, and subject to, the foregoing, we hereby confirm that all statements of legal conclusions contained in the Discussions, unless otherwise noted, reflect the opinion of Morrison & Foerster LLP with respect to the matters set forth therein as of the date of the Prospectus Supplement, subject to the assumptions, qualifications, and limitations set forth therein.

We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein. We express no opinion as to matters governed by any laws other than the Code, the Treasury Regulations, published administrative announcements and rulings of the IRS, and court decisions.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Partnership and to the use of our name in the Discussions.  In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP